Exhibit 99.1

Contacts:	James K. Johnson
Chief Operating Officer
Alloy, Inc.
212/244-4307

For immediate release:

Alloy Names Gary Yusko Chief Financial Officer;

Jim Johnson Remains as Chief Operating Officer

New York, NY — March 6, 2006 — Alloy, Inc. (“Alloy”) (NASDAQ: ALOY) today announced that Gary Yusko has joined Alloy as its Chief Financial Officer effective as of March 6, 2006. James K. Johnson, Jr. remains Alloy’s Chief Operating Officer and President.

Prior to joining Alloy, Gary served as the Executive Vice President of Financial Operations for Westwood One, Inc., (“Westwood One”/NYSE: WON) a programming and information service provider to radio and television stations. In his most recent position at Westwood One, Gary managed all corporate finance functions including SEC reporting and investor relations. Prior to that he held various corporate finance positions at Westwood One where he had worked since 1985. Gary also held positions at PriceWaterhouse from 1977 to 1985, finishing his tenure there as Senior Audit Manager. Gary holds a degree in business administration from Cleveland State University. He is a member of the American Institute of Certified Public Accountants, the California Society of CPAs and the Ohio Society of CPAs.

“We are delighted to add Gary to the management team at Alloy. Gary’s financial and operational management experience make him an excellent addition to the Company” said Matt Diamond, Chief Executive Officer and Chairman of Alloy. “We expect that his knowledge in all financial matters will provide Alloy an improved level of expertise. We also look forward to Jim Johnson focusing fully on improving operational performance throughout our business in his continuing capacity as Chief Operating Officer.”

About Alloy, Inc.

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a media and marketing services company that primarily targets Generation Y, a key demographic segment comprising more than 60 million boys and girls in the United States between the ages of 10 and 24. AM+M is one of the largest providers of directed media and promotional marketing programs toward this important demographic. Working with AM+M, marketers connect with their intended audience through a host of advertising and marketing programs incorporating Alloy’s wide ranging media and marketing assets, expertise and relationships including direct mail catalogs, college and high school newspapers, web sites, display media boards, college guides, and promotional events. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com).

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” set forth in Alloy’s filings with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.